Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-271360 on Form S-3 of our report dated March 28, 2024, relating to the financial statements of Verde Clean Fuels, Inc. appearing in the Annual Report on Form 10-K of Verde Clean Fuels, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

July 15, 2024